Exhibit 99.1

FOR IMMEDIATE RELEASE

Fidelity D & D Bancorp, Inc. Announces Retirement of Director Mary E. McDonald

DUNMORE, PA, September 3, 2021 -- Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) (“Fidelity”), the parent bank holding company of The Fidelity Deposit and Discount Bank (“Fidelity Bank”), a  Pennsylvania state-chartered, FDIC-insured community bank and trust company headquartered in Dunmore, PA, announces the retirement of Mary E. McDonald, Assistant Secretary, as a  Director effective today.

Ms. McDonald has been a Director of the Company and member of the Bank’s Board of Directors since 2000. A retired educator, her many years of experience have provided valuable insight for the Company and Bank.

Fidelity Bank President and Chief Executive Officer, Daniel J. Santaniello added, “We are grateful to have had the opportunity to work alongside Mary for so long. Her guidance has been instrumental in the growth of the organization.

“On behalf of the Board of Directors and all the Fidelity Bankers, I’d like to sincerely thank Mary for her over 20 years of committed and valuable service,” said Brian J. Cali, Chairman of the Board. “Her commitment to an organization she saw as family was expressed in the passion and leadership she gave throughout the years.  Her contributions are immeasurable.  We wish her health and happiness in the future.”

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•

the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;

•

acquisitions and integration of acquired businesses, including but not limited to, the recent acquisition of MNB Corporation (“MNB”) and its wholly-owned bank subsidiary and Landmark Bancorp Inc. (“Landmark”) and its wholly-owned bank subsidiary;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•

the impact of new or changes in existing laws and regulations, including the Tax Cuts and Jobs Act and Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;

Exhibit 99.1

•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release. The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information, please visit our investor relations website located through www.bankatfidelity.com.

Exhibit 99.1

About Fidelity D & D Bancorp, Inc.

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (Fidelity Bank).  Fidelity Bank operates 23 full-service offices throughout Lackawanna, Luzerne and Northampton Counties, along with the Fidelity Bank Wealth Management Minersville Office in Schuylkill County.  Fidelity Bank provides a digital and virtual experience via online banking and mobile app, digital services, and digital account opening.  Additionally, Fidelity Bank offers full-service Trust & Investment Departments, a Mortgage Center, and an array of personal and business banking products and services.  Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided nearly 1,400 hours of volunteer time and over $1.3 million in donations to non-profit organizations directly within the markets served throughout 2020.  The Company continues its mission of exceeding client expectations through a unique banking experience, providing 24 hour, 7 days a week service to clients through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380.  The Company's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information, please visit our investor relations website located through www.bankatfidelity.com.

Daniel J. Santaniello
President & Chief Executive Officer
(570) 504.8035

Salvatore R. DeFrancesco
Treasurer & Chief Financial Officer
(570) 504.8000

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